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                                                                Exhibit 10(o)(7)


                             SIXTH AMENDMENT TO THE
                   BANKNORTH GROUP, INC. THRIFT INCENTIVE PLAN

         The Banknorth Group, Inc. Thrift Incentive Plan (known before May 10, 2000, as the Peoples Heritage Financial Group, Inc. Thrift Incentive Plan) (the "Plan") was last amended and restated effective generally January 1, 1996, and subsequently amended by First, Second, Third, Fourth and Fifth Amendments effective as of the dates set forth in the respective amendments, and shall be further amended as set forth herein.

         1. The terms used in this Sixth Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

2.       Section 2.1 shall be amended to read in its entirety as follows:

                  2.1      ELIGIBILITY.

                           (a) SALARY REDUCTION CONTRIBUTIONS. Effective October 1, 2000, each Eligible Employee shall become a Participant with respect to Salary Reduction Contributions on the first day of the month coincident with or next following his or her completion of one month of service (measured from the date on which he or she first performs an Hour of Service to the corresponding date in the following month) ("initial entry date"), provided that a timely Participation Agreement has been filed with the Plan Administrator. If the Eligible Employee does not commence participation on his or her initial entry date, then he or she may commence participation on the first day of any month coincident with or following completion of one month of service by filing a timely Participation Agreement. For purposes of the Plan, a Participation Agreement is timely if it is filed with the Plan Administrator not later than the fifteenth (15th) day of the month immediately preceding the date participation is to begin.

                           (b) MATCHING CONTRIBUTIONS AND DISCRETIONARY
         CONTRIBUTIONS. Each Eligible Employee shall become a Participant with respect to Matching Contributions and Discretionary Contributions on the first day of the Calendar Quarter coincident with or next following his or her completion of one Year of Service.

         IN WITNESS WHEREOF, to record the adoption of this Sixth Amendment as of October 1, 2000, Banknorth Group, Inc. has caused this instrument to be executed by its duly authorized officer this 26th day of July, 2000.

                                          BANKNORTH GROUP, INC.



                                          By /s/ Susan G. Shorey
                                            ------------------------------------
                                            Its Senior Vice President